WILEY

Second Quarter Fiscal 2014 Earnings

December 10, 2013


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Background

About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Second Quarter 2014 Highlights

Strong revenue growth (+8% adjusted)

- Continued growth in research journal subscription revenue
- Strong solutions revenue growth in Professional Development and Education, including Online Assessment and Training, Online Program Management and WileyPLUS
- Digital book revenue up 40% across Wiley
- Certain timing impacts favorable to net change in book revenue in Professional Development and Education, including year-ago impact of Hurricane Sandy

Double-digit EPS growth (+11% adjusted)

- Driven by revenue growth, restructuring and other savings, lower taxes, and reduced distribution costs
- Partially offset by increase in technology expense and accrued incentive compensation

Restructuring activities continue on track

- Plans completed and approved for approximately $70M of the projected $80M in run-rate savings for fiscal 2015
- Restructuring charges taken since inception (January 2013) total $47.5M

Adjusted Performance

(millions)	Q2 FY14	Q2 FY13	Change	Change (excluding FX)
Revenue	$449.2	$417.7	8%	8%
Operating Income	$70.3	$67.1	5%	5%
EPS	$0.84	$0.75	12%	11%

Adjusted performance for the quarter excludes: (1) operational results from the divested consumer publishing program; second quarter 2014 restructuring charges ; second quarter 2014 and 2013 asset impairment charges; and a second quarter FY13 gain on the sale of the travel publishing program.

(millions)	1H FY14	1H FY13	Change	Change (excluding FX)
Revenue	$860.2	$816.0	5%	6%
Operating Income	$113.6	$111.8	2%	3%
EPS	$1.35	$1.28	5%	6%

Adjusted performance for the first six months excludes: (1) operational results from the divested consumer publishing program; second quarter 2014 restructuring charges; second quarter 2014 and 2013 asset impairment charges; a second quarter FY13 gain on the sale of the travel publishing program; and deferred tax benefits associated with tax legislation enacted in the United Kingdom.

WILEY

Research Performance

	QUARTER			YEAR-TO-DATE	
(millions)	Q2 2014	Q2 2013	Change (excluding FX)	Change (excluding FX)	% of Revenue
Journal Subscriptions	$164.1	$162.2	2%	3%	65%
Print Books	$31.1	$34.7	(10%)	(8%)	12%
Digital Books	$9.4	$6.4	45%	36%	4%
Open Access	$3.9	$1.8	117%	200%	1%
Other (reprints, backfiles, rights, advertising)	$44.4	$44.7	0%	4%	18%
Total Revenue	**$252.9**	**$249.8**	**2%**	**4%**	**100%**
Adjusted Contribution to Profit	**$73.7**	**$73.6**	**1%**	**6%**	

Adjusted Contribution to Profit excludes second quarter and YTD 2014 restructuring charges of $3.4 million and $5.4 million, respectively, and YTD 2013 restructuring charges of $3 million.

- Continued growth in Research Journal Subscriptions revenue
  - CY 2013 journal subscription renewals up 3.4% with 99% of business closed
  - Solid quarter for new society publishing partnerships and renewals
  - Full text downloads on Wiley Online Library up 28% over prior year
- Strong growth in Digital Books offsetting most of the decline in Print Books
- Open Access providing increasing complementary growth to Research portfolio
- Adjusted Contribution to Profit increased slightly as revenue growth outpaced higher society journal costs

Professional Performance

	QUARTER			YEAR-TO-DATE	
(millions)	Q2 2014	Q2 2013	Change (excluding FX)	Change (excluding FX)	% of Revenue
Print Books	$61.6	$62.1	0%	(7%)	67%
Digital Books	$12.6	$9.8	30%	26%	13%
Online Training & Assessment	$9.8	$6.8	44%	31%	10%
Other (rights, translations, advertising)	$8.5	$8.5	1%	1%	10%
Adjusted Revenue	**$92.5**	**$87.2**	**7%**	**0%**	**100%**
Divested Consumer Programs	$0.0	$14.1			
Total Revenue	**$92.5**	**$101.3**	**(9%)**		
Adjusted Contribution to Profit	**$9.2**	**$3.3**	**181%**	**93%**	

Adjusted Contribution to Profit excludes second quarter and YTD 2014 restructuring charges of $2.1 million and $5.7 million, respectively, and second quarter and YTD 2013 adjustments of $4.2 million and $6.4 million, respectively. The 2013 adjustments include impairment and restructuring charges, the operational results of divested consumer assets, and gain on the sale of those assets.

- Strong growth in Online Training and Assessment (including ELS acquisition) and Digital Books
- Rate of decline in Print Books revenue slowed, partly due to $2M unfavorable impact of Hurricane Sandy in year-ago period
- Growth in Adjusted Contribution to Profit driven by revenue growth, reshaped portfolio and restructuring savings

WILEY

Education Performance

	QUARTER			YEAR-TO-DATE	
(millions)	Q2 2014	Q2 2013	Change (excluding FX)	Change (excluding FX)	% of Revenue
Print Textbooks	$45.2	$49.1	(6%)	(10%)	47%
Binder & Custom Product	$14.8	$10.6	40%	16%	17%
Online Program Management	$16.5	$0			17%
Digital Books	$9.4	$6.2	55%	35%	7%
WileyPLUS	$15.9	$12.8	26%	26%	9%
Other	$1.9	$1.9	0%	4%	3%
Revenue	**$103.7**	**$80.6**	**30%**	**22%**	**100%**
Adjusted Contribution to Profit	**$22.8**	**$16.1**	**43%**	**17%**	

Adjusted Contribution to Profit excludes restructuring charges in second quarter and YTD 2014 of $200K and $300K and YTD 2013 restructuring charges of $200K.

- High double-digit revenue growth rates across key product areas
  - WileyPLUS course management rising to 15% of Q2 Education revenue
  - Combined growth in Digital Books and Binder and Custom Product of $7.4M (total 23% of Q2 revenue)
- Rate of decline in print book revenue substantially moderated by favorable current-year ordering shifts in the US and Australia and a $2M unfavorable impact in the prior year due to Hurricane Sandy
- Deltak gained another university partner (total 34) and launched seven programs (107 revenue-generating)
- Adjusted Contribution to Profit reflects revenue growth, gross margin improvement from portfolio migration, and restructuring savings

WILEY

Adjusted Shared Services Costs

(millions spent)	Q2 2014	Q2 2013	Q2 Change Ex-foreign exchange	YTD Change Ex-foreign exchange
Distribution	$24.5	$25.8	(4%)	(4%)
Technology	$45.2	$36.2	25%	25%
Finance	$11.0	$10.6	5%	3%
Other Administration	$23.7	$22.3	7%	6%
Total	$104.3	$94.9	11%	10%

Adjusted Shared Services Costs exclude restructuring and impairment charges in the second quarter and YTD 2014 of $14.4 million and $16.6 million, respectively, and a YTD 2013 restructuring charge of $500K.

- Increase in technology expense due to transformation initiatives
  - Annual growth in technology expense expected to be approximately 10%
- Distribution expense reduction primarily due to lower print volumes
- Finance and Other Administration costs increase due to higher professional fees and employee-related costs

WILEY

Balance Sheet

- Net debt at $498M vs. $609M at prior year
  - Net Debt to EBITDA at 1.2 at end of October (ttm)
- Deferred Revenue increased nearly 29% to $138M, driven by growth in billings and collections including:
  - Journal subscription billings
  - Inscape Online Training and Assessment
  - WileyPLUS online course management
- Change in Technology, Property and Equipment primarily due to $4.8M impairment charge for termination of a software development program for an internal operations application

Cash Flow and Usage

(millions)	1H 2014	1H 2013
Cash Used for Operations	**($66.5)**	**($91.6)**
Capex		
Composition	($19.3)	($23.1)
Technology, etc.	($26.2)	($28.3)
Total Capex	**($45.5)**	**($51.4)**
Free Cash Flow	**($112.0)**	**($143.0)**

- Free Cash Flow year-over-year improvement due to $30M German tax appeal deposit in 1H 2013 (vs. $10M in 1H 2014), improved financial performance, and lower capex. Excluding the tax deposits, Free Cash Flow was 10% better.

(millions)	1H 2014	1H 2013
Dividends	**$29.3**	**$28.8**
Share Repurchases	**$18.5**	**$10.6**

- Repurchased 85,098 shares in the second quarter at an average share price of $46.31
- Repurchased 350,100 shares in the first quarter at an average share price of $41.68

Restructuring Update

- Action plans approved through Q2 are expected to achieve approximately $70M of the $80M in run-rate savings starting in fiscal 2015
  - More than 50% expected to fall to bottom line; the rest reinvested
  - YTD restructuring savings of $10M and other savings of $4M
- Total restructuring charges since inception of $47.5M
  - Pension plan frozen and closed
  - Headcount reduction
  - Consolidation and simplification
- 2H restructuring charges of approximately $10M anticipated

Summary and Outlook

Strong revenue growth (+8% adjusted)

- Continued growth in research journal subscription revenue
- Strong solutions revenue growth in Professional Development and Education
- Digital book revenue up 40% across Wiley

Double-digit EPS growth (+11% adjusted)

- Driven by revenue growth, restructuring and other savings, a lower effective tax rate, and reduced distribution costs
- Partially offset by increase in technology expense and accrued incentive compensation

Reaffirming financial outlook

- Low single-digit adjusted revenue growth
- Adjusted EPS between $2.85 and $2.95

WILEY